Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Windstream Corporation of our report dated December 10, 2009, with respect to the 2008 consolidated financial statements of Lexcom, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Turlington and Company, L.L.P.

Lexington, North Carolina

September 29, 2010